Paradigm Chairman & CEO, R. Huger, Announces the Appointment of Current
President & COO, P. LaMontagne as CEO Effective January 1, 2007

Rockville, Maryland, Nov. 20, 2006 - Paradigm Holdings, Inc. (Paradigm), parent company of Paradigm Solutions Corporation, a provider of comprehensive information technology and business solutions for government enterprises, announced today that Raymond A. Huger, the Company's founder, Chairman of the Board and Chief Executive Officer (CEO), will transfer his CEO responsibilities to current Paradigm President and Chief Operating Officer, Peter B. LaMontagne, effective January 1, 2007. Mr. Huger will continue to serve as Chairman of Paradigm’s Board of Directors. Mr. Huger and Mr. LaMontagne will coordinate the transition of responsibilities over the next six (6) weeks.

At Paradigm’s annual awards ceremony held on November 17, 2006 in Washington, DC, Mr. Huger expressed great confidence in Mr. LaMontagne’s leadership skills and business acumen. Mr. Huger said, "Since the founding of Paradigm Solutions, we have achieved significant successes as a customer focused business and I am extremely proud of what our team has accomplished over the years. I look forward to continued close involvement with Paradigm as Chairman of the Board and have every confidence that our executive team has the right skills and experience to continue our tradition of excellence and lead our Company to the next level.”

Addressing the Paradigm gathering, Mr. LaMontagne thanked Mr. Huger for his service and leadership, and stated, “I greatly appreciate this opportunity to work closely with the Paradigm executive team and all of our dedicated and talented employees to lead our Company to a new level of growth and performance in support of our customers and their missions. We will aggressively expand our core Federal Government IT business and continue our commitment to business integrity; exceptional customer support; high standards of performance; and the career growth of our people.”

This year’s Paradigm awards banquet, held annually to recognize exceptional performance by a select group of employees, also marked the ten (10) year anniversary of the incorporation of the Company. At the ceremony, Mr. Huger and co-founder and Paradigm Executive Vice President, Harry Kaneshiro, were recognized for their ten (10) years of service to the Company.

About Paradigm Holdings, Inc.

Paradigm Holdings, Inc., (www.paradigmsolutions.com) the parent of Paradigm Solutions Corporation and Paradigm Solutions International, is a comprehensive information technology and business solutions provider for government and commercial enterprises. Paradigm Solutions Corporation specializes in Enterprise Risk Management, Systems Engineering, Infrastructure Support, and Program Management for government customers. Paradigm Solutions International markets OpsPlanner(TM) disaster recovery and emergency management software and information technology security consulting to commercial enterprises. Headquartered in Rockville, Maryland, the company currently employs nearly three hundred (300) people across twelve (12) states.

Safe Harbor Statement

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. Paradigm Holdings, Inc. assumes no obligation to update the information contained in this press release. Future results for Paradigm Holdings, Inc. may be affected by its ability to continue to implement its government technology solutions, its dependence on the federal government and state and local governments and other federal government contractors as its major customers, timely passage of components of the federal budget, timely obligations of funding by the federal and state governments, its dependence on procuring, pricing and performing short-term government contracts, its dependence on hiring and retaining qualified professionals, potential fluctuations in its quarterly operating results, including seasonal impacts, its dependence on certain key employees and its ability to timely and effectively integrate the businesses it may acquire. For further information about forward-looking statements and other Paradigm Holdings, Inc. specific risks and uncertainties please refer to recent SEC filings for Paradigm Holdings, Inc., which are available from the Edgar Web site at www.edgar.org.